Exhibit 99.1

Orion Group Holdings Announces Dual Listing

HOUSTON, May 28, 2025 (GLOBE NEWSWIRE) -- Orion Group Holdings, Inc. (NYSE: ORN) (“Orion” or the “Company”), a leading specialty construction company, today announced the dual listing of its common stock on NYSE Texas, the newly launched fully electronic equities exchange based in Dallas. The Company will maintain its primary listing on the New York Stock Exchange and trade with the same “ORN” ticker symbol on NYSE Texas.

Travis Boone, Chief Executive Officer of Orion commented, “We are proud to be among the founding members listed on the NYSE Texas. With deep roots in Texas that stretch back over forty years, our company has seen firsthand the strength and resilience of this diverse Texas economy. We are excited to align our future with an exchange that champions pro-growth values, transparency, and accessibility for investors nationwide.”

Chris Taylor, Chief Development Officer of the NYSE Group commented, “We are honored to welcome Orion to NYSE Texas, where the strength of the state's pro-growth policies and business-friendly climate provides a compelling platform for forward-looking companies. We commend the Company on this significant milestone.”

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, guidance, outlook, assumptions, or goals. In particular, statements regarding our pipeline of opportunities, financial guidance and future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning financial guidance or future operating results or the future generation of or ability to generate revenues, income, net income, gross profit, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, or cash flow, including to service debt or maintain compliance with debt covenants, and including any estimates, guidance, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward-looking statements also include project award announcements, estimated project start dates, ramp-up of contract activity and contract options, which may or may not be

Exhibit 99.1

awarded in the future. Forward-looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints, and any potential contract options which may or may not be awarded in the future, and are at the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. Considering these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2024 Annual Report on Form 10-K, filed on March 5, 2025 which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, and filings and press releases subsequent to such Annual Report on Form 10-K for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contact:

Margaret Boyce

Orion Group Holdings, Inc.

Mboyce@orn.net

312-402-6980

Source: Orion Group Holdings, Inc.